                                                                    EXHIBIT 4.10

                             SANMINA-SCI CORPORATION
                     SECOND LIEN COLLATERAL TRUST AGREEMENT

                          DATED AS OF DECEMBER 23, 2002

                                  BY AND AMONG

                             SANMINA-SCI CORPORATION

                                       AND

                           THE GUARANTOR SUBSIDIARIES
                                  PARTY HERETO

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                               OF CALIFORNIA, N.A.
                        AS SECOND LIEN COLLATERAL TRUSTEE

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                                TABLE OF CONTENTS

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                                                                                                  Page
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
SECTION 1  Definitions and Other Matters........................................................   3

SECTION 2  Intercreditor Agreement; Designation of Collateral Rights............................   7

     2.1   Intercreditor Agreement..............................................................   7

     2.2   Designation of Collateral Rights.....................................................   7

SECTION 3  Actionable Default; Remedies.........................................................   7

     3.1   Notice of Default; Written Instructions..............................................   7

     3.2   Remedies.............................................................................   7

     3.3   Right to Initiate Judicial Proceedings, etc..........................................   8

     3.4   Appointment of a Receiver............................................................   9

     3.5   Exercise of Powers...................................................................   9

     3.6   Control by Holders...................................................................   9

     3.7   Remedies Not Exclusive...............................................................  10

     3.8   Waiver of Certain Rights.............................................................  10

     3.9   Limitation on Trustee's Duties in Respect of Collateral..............................  11

     3.10  Limitation by Law....................................................................  11

     3.11  Absolute Rights of Holders...........................................................  11

SECTION 4  Trust Account, Application Of Moneys.................................................  11

     4.1   The Trust Account....................................................................  11

     4.2   Control of Trust Account.............................................................  12

     4.3   Investment of Funds Deposited in Trust Account.......................................  12

     4.4   Application of Moneys in Trust Account...............................................  12

     4.5   Application of Moneys Distributable to Holders of Parent Notes and Finance Co.
           Notes................................................................................  13

SECTION 5  Agreements With The Second Lien Collateral Trustee...................................  14

     5.1   Delivery of Second Lien Debt Instruments.............................................  14

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
     5.2   Information as to Holders............................................................  14

     5.3   Compensation and Expenses............................................................  14

     5.4   Stamp and Other Similar Taxes........................................................  15

     5.5   Filing Fees, Excise Taxes, etc.......................................................  15

     5.6   Indemnification......................................................................  15

     5.7   Further Assurances; Notation on Financial Statements.................................  16

SECTION 6  The Second Lien Collateral Trustee...................................................  16

     6.1   Acceptance of Trust..................................................................  16

     6.2   Exculpatory Provisions...............................................................  16

     6.3   Delegation of Duties.................................................................  17

     6.4   Reliance by Trustee..................................................................  17

     6.5   Limitations on Duties of Trustee.....................................................  18

     6.6   Moneys to be Held in Trust...........................................................  19

     6.7   Resignation and Removal of the Second Lien Collateral Trustee........................  19

     6.8   Status of Successors to the Second Lien Collateral Trustee...........................  20

     6.9   Merger of the Second Lien Collateral Trustee.........................................  20

     6.10  Co-Trustee, Separate Trustee.........................................................  20

SECTION 7  Release of Second Lien Collateral....................................................  22

     7.1   Conditions to Release; Release Procedure.............................................  22

SECTION 8  Miscellaneous........................................................................  23

     8.1   Amendments, Supplements and Waivers..................................................  23

     8.2   Notices..............................................................................  25

     8.3   Headings.............................................................................  25

     8.4   Severability.........................................................................  26

     8.5   Treatment of Payee or Indorsee by Trustee............................................  26

     8.6   Dealings with the Trustors...........................................................  26

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
     8.7   Claims Against the Second Lien Collateral Trustee....................................  26

     8.8   Binding Effect.......................................................................  27

     8.9   Termination..........................................................................  27

     8.10  Governing Law........................................................................  27

     8.11  Counterparts.........................................................................  27

Exhibit A  -  Form of Supplement to Trust Agreement

Exhibit B  -  Form of Notification of Additional Second Lien Obligations

                  SANMINA-SCI CORPORATION SECOND LIEN COLLATERAL TRUST AGREEMENT (this "AGREEMENT") dated as of December 23, 2002, by and among Sanmina-SCI Corporation, a Delaware corporation ("PARENT"), the subsidiaries of Parent listed in the signature pages hereto (the "GUARANTOR SUBSIDIARIES"), the Additional Trustors (as defined in Section 5.7) (and together with Parent and the Guarantor Subsidiaries, the "TRUSTORS"), and State Street Bank and Trust Company of California, N.A., a national banking association (together with its agents, successors and assigns, the "SECOND LIEN COLLATERAL TRUSTEE"), as second lien collateral trustee hereunder for the holders of the Second Lien Obligations. Capitalized terms not otherwise defined shall have the meanings set forth in Section 1 below.

                             PRELIMINARY STATEMENTS:

                  (1) Parent has issued $750,000,000 of its 10 3/8% Senior Secured Notes due January 15, 2010 (the "NOTES") pursuant to an Indenture dated as of December 23, 2002 (as supplemented or replaced from time to time, the "INDENTURE") among Parent, the Guarantor Subsidiaries and State Street Bank and Trust Company of California, N.A., as Trustee (together with its successors and assigns, the "PUBLIC TRUSTEE").

                  (2) Parent and the Guarantor Subsidiaries have entered into a Credit and Guaranty Agreement dated as of December 23, 2002 (as hereafter amended, supplemented, restated, replaced, refinanced or otherwise modified from time to time, the "SENIOR CREDIT AGREEMENT" among the banks, financial institutions and other institutional lenders from time to time party thereto (the "SENIOR LENDERS"), Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent and LaSalle Business Credit, Inc., as collateral agent (the "COLLATERAL AGENT"), and the obligations of Parent and the Guarantor Subsidiaries under the Senior Credit Agreement are to be secured by a lien on the Common Collateral, which lien is to be first in priority to that of the Second Lien Collateral Trustee in respect of the Second Lien Obligations.

                  (3) Parent and the Guarantor Subsidiaries may, from time to time, incur additional obligations which Parent shall designate as having either a first priority security interest in the Common Collateral (the "NEW FIRST LIEN OBLIGATIONS") or a second priority security interest in the Common Collateral (the "NEW SECOND LIEN OBLIGATIONS").

                  (4) The First Lien Collateral Agent shall be granted a first priority security interest in the Common Collateral for the benefit of the Senior Lenders to secure the payment of all of the obligations of Parent and the Guarantor Subsidiaries owing under the Senior Credit Agreement and the First Lien Credit Documents executed in connection therewith, and one or more other collateral agents for the holders of any New First Lien Obligations also may be granted first priority security interests in the Common Collateral to secure the payment of all of the obligations of Parent and the Guarantor Subsidiaries owing under any New First Lien Credit Documents.

                  (5) The Second Lien Collateral Trustee shall be granted a security interest in the Common Collateral to secure, by a second priority lien, the payment of all of the Second Lien Obligations.

                  (5) It is a condition precedent to issuance of the Notes that Parent, the Guarantor Subsidiaries and the Second Lien Collateral Trustee enter into this Agreement and the Second Lien Collateral Documents in order to secure the payment of their obligations under the Indenture and all other Second Lien Obligations.

                              DECLARATION OF TRUST:

                  NOW THEREFORE, in order to secure the Second Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, the Second Lien Collateral Trustee hereby declares that it holds as trustee in trust under this Agreement all of its right, title and interest in, to and under all the following (and Parent, the Guarantor Subsidiaries and the Additional Trustors, if any, do hereby consent thereto):

                  (A) the Second Lien Collateral Documents and the collateral granted to the Second Lien Collateral Trustee thereunder (the "INITIAL SECOND LIEN COLLATERAL"); and

                  (B)      each agreement entered into and delivered pursuant to
         Section 5.7 or Section 8.1(b) and the collateral granted to the Second Lien Collateral Trustee thereunder (the "SUPPLEMENTAL SECOND LIEN COLLATERAL"; and, together with the Initial Second Lien Collateral, the "SECOND LIEN COLLATERAL").

                  TO HAVE AND TO HOLD, the foregoing Initial Second Lien Collateral and the entire Second Lien Collateral (the right, title and interest of the Second Lien Collateral Trustee in the Second Lien Collateral Documents and the Second Lien Collateral being hereinafter referred to as the "TRUST ESTATE") unto the Second Lien Collateral Trustee and its successors in trust under this Agreement and its assigns and the assigns of its successors in trust forever;

                  IN TRUST NEVERTHELESS, under and subject to the terms and conditions herein set forth and for the benefit of the holders of the Second Lien Obligations and for the enforcement of the payment of all of the Second Lien Obligations, and for the performance of and compliance with the covenants and conditions of this Agreement, the Second Lien Debt Instruments and the Second Lien Collateral Documents.

                  PROVIDED, HOWEVER, that these presents are upon the condition that if Parent, the Guarantor Subsidiaries and the Additional Trustors, if any, and their successors or assigns, shall satisfy all of the conditions set forth in Section 7, then this Agreement, and the estates and rights assigned in the Second Lien Collateral Documents, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect.

                  IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Second Lien Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

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                                   SECTION 1

                         Definitions and Other Matters

                  (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

                  (b) In each case herein where "Holders" are entitled to vote on any matter or to instruct the Second Lien Collateral Trustee, the Public Trustee shall so vote or instruct the Second Lien Collateral Trustee on behalf of the holders of the Notes. In each case herein where any payment or distribution is to be made or notice is to be given to "Holders," such payments, distributions and notices in respect of the Notes shall be made to the Public Trustee for the benefit of the holders thereof pursuant to the terms of the Indenture.

                  (c) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "ACTIONABLE DEFAULT" means (i) the non-payment at scheduled final maturity of the Notes (or any obligations relating to an additional issuance of the Notes or the declaration prior to their stated final maturity that all of Notes are due and payable pursuant to
         Section 502 of the Indenture) or (ii) the non-payment of an amount (A) which is due and owing in relation to any New Second Lien Obligations at the maturity of such New Second Lien Obligations or (B) which is due and owing after the acceleration prior to their maturity of such amounts pursuant to the terms of such New Second Lien Credit Facility under which such New Second Lien Obligations are outstanding; provided that upon delivery of a Notice of Actionable Default, the Second Lien Collateral Trustee may assume that an Actionable Default shall be deemed to be continuing unless the Notice of Actionable Default delivered with respect thereto shall have been withdrawn in a writing delivered to the Second Lien Collateral Trustee by (y) the Public Trustee if such Notice of Actionable Default was delivered in respect of an event under paragraph (i) above or (z) the Holder or Holders from or on behalf of which such Notice of Actionable Default was delivered if such Notice of Actionable Default was delivered in respect of an event under paragraph (ii) above, in each case prior to the first date on which the Second Lien Collateral Trustee commences the exercise of any remedy with respect to the Second Lien Collateral following the receipt of such Notice of Actionable Default.

                  "BANKRUPTCY PROCEEDING" means that Parent, any Guarantor Subsidiary or any Additional Trustor, if any, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Parent, any Guarantor Subsidiary or any Additional Trustor, if any, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of at least 60 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition (other than a solvent reorganization) shall occur under the law of any jurisdiction applicable to Parent, any Guarantor Subsidiary or any Additional Trustor, if any; or Parent, any Guarantor Subsidiary or any Additional Trustor, if any, shall take any corporate, partnership, limited liability company or other similar action to authorize any of the actions set forth above in this definition.

                  "COMMON COLLATERAL" means all of the assets of the Trustors, whether real, personal or mixed, constituting both Senior Lender Collateral (as defined in the Intercreditor Agreement) and Second Lien Collateral.

                  "DISTRIBUTION DATES" means the dates fixed by the Second Lien Collateral Trustee (the first of which shall occur within 90 days after receipt of a Notice of Actionable Default that has not theretofore been withdrawn and the balance of which shall be monthly thereafter) for the distribution of all moneys held by the Second Lien Collateral Trustee in the Trust Account.

                  "FIRST LIEN CLAIMHOLDER REPRESENTATIVE" has the meaning set forth in the Intercreditor Agreement.

                  "FIRST LIEN COLLATERAL AGENT" means LaSalle Business Credit, Inc., in its capacity as collateral agent for the holders of First Lien Obligations under the Senior Credit Agreement.

                  "FIRST LIEN CREDIT DOCUMENTS" has the meaning set forth in the Intercreditor Agreement.

                  "FIRST LIEN OBLIGATIONS" has the meaning set forth in the Intercreditor Agreement.

                  "HOLDERS" means the registered holders of Notes and the holders of the New Second Lien Obligations.

                  "INDENTURE FULL RELEASE EVENT" means receipt by the Second Lien Collateral Trustee of written notice from the Public Trustee that the obligations under the Notes and the Indenture shall no longer be secured obligations pursuant to the provisions of (a)(1), (a)(2) or
         (a)(12)of Section 1102 of the Indenture or if the Notes and the Indenture shall no longer be secured obligations as a result of the provisions of (a)(6) of Section 1102 of the Indenture due to the First Lien Obligations no longer being secured.

                  "LIENS" has the meaning set forth in the Indenture.

                  "MAJORITY HOLDERS" means, as of any date, Holders holding Second Lien Obligations representing more than 50% of the aggregate unpaid (a) principal amount of the Notes under the Indenture (or any agreement relating to a replacement of Notes or additional issuance of notes under the Indenture) and (b) outstanding amount (or accreted amount) of any New Second Lien Obligations, in each case as outstanding at such time. Unless a Holder is the sole holder of the obligations under a New Second Lien Credit Facility, for the purposes of this definition the Holder in relation to any New Second Lien Credit Facility shall be the appointed agent or representative of the creditors party to such New Second Lien Credit Facility and shall vote, as a Holder under this Agreement, as directed by such creditors as provided for in such New Second Lien Credit Facility. Notwithstanding the foregoing, so long as an Indenture Full Release Event has not occurred, "Majority Holders" for purposes of Sections 3.6 must include Holders holding Second Lien Obligations representing more than 50% of the aggregate unpaid principal amount of the Notes under the Indenture (or any agreement relating to a replacement of Notes or additional issuance of notes under the Indenture).

                  "NEW FIRST LIEN CREDIT DOCUMENTS" has the meaning set forth in the Intercreditor Agreement.

                  "NEW SECOND LIEN CREDIT FACILITIES" means any agreement representing or evidencing New Second Lien Obligations.

                  "NEW SECOND LIEN CLAIMHOLDERS" means the credit providers under any New Second Lien Credit Facilities.

                  "NEW SECOND LIEN CLAIMHOLDER REPRESENTATIVE" means (i) any agent or trustee for or other representative of one or more New Second Lien Claimholders, or (ii) a New Second Lien Claimholder if such New First Lien Claimholder is not represented by an agent, trustee or other representative.

                  "NOTICE OF ACTIONABLE DEFAULT" means (A) so long as an Indenture Full Release Event has not occured, either (i) a written notice to the Second Lien Collateral Trustee from the Public Trustee in respect of an Actionable Default relating to the Indenture or (ii) a written notice to the Second Lien Collateral Trustee from any New Second Lien Claimholder Representative in respect of an Actionable Default relating to the respective New Second Lien Credit Facility, and
         (B) if an Indenture Full Release Event shall have occurred, a written notice delivered in accordance with clause (A)(ii) of this definition.

                  "RESPONSIBLE OFFICER" means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of Parent or any other officer, partner or member (or person performing similar functions) of Parent, responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the Second Lien Collateral Documents.

                  "SECOND LIEN CLAIMHOLDERS" means the holders of the Notes and the New Second Lien Claimholders, to the extent that either has outstanding Second Lien Obligations at the applicable time.

                  "SECOND LIEN COLLATERAL DOCUMENTS" means the Second Lien Security Agreement, the Second Lien Mortgages, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

                  "SECOND LIEN COLLATERAL TRUSTEE'S FEES" means all fees, costs and expenses of the Second Lien Collateral Trustee of the type described in Sections 5.3, 5.4, 5.5 and 5.6 of this Agreement.

                  "SECOND LIEN DEBT INSTRUMENTS" means the Notes and the New Second Lien Credit Facilities.

                  "SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Trustor is granted to secure the Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

                  "SECOND LIEN OBLIGATIONS" means (i) prior to an Indenture Full Release Event, the obligations of Parent and/or the Guarantor Subsidiaries owing under (A) the Notes, (B) the Indenture, and (C) any New Second Lien Credit Facility; and (ii) after an Indenture Full Release Event, the obligations of Parent and/or the Guarantor Subsidiaries owing under any New Second Lien Credit Facility unless the Second Lien Collateral Trustee has received written Notice from any New Second Lien Claimholder Representative with respect to a particular New Second Lien Credit Facility to the effect that the obligations under such New Second Lien Credit Facility shall no longer be secured obligations for purposes of this Agreement.

                  "SECOND LIEN SECURITY AGREEMENT" means the Pledge and Security Agreement dated as of December 23, 2002, and any successor or replacement thereof, among Parent, the Guarantor Subsidiaries and the Second Lien Collateral Trustee.

                  "SECOND LIEN TERMINATION DATE" means the date upon which the Second Lien Collateral Trustee has received the certificates described in Section 7.1 hereof.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interests or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                                   SECTION 2

                  2.1 Intercreditor Agreement.

                  The Second Lien Collateral Trustee shall enter into the Intercreditor Agreement (including any amendments, modifications or supplements thereto) with the First Lien Collateral Agent and Parent and, so long as any First Lien Obligations remain outstanding, shall comply with all of the terms and conditions thereunder.

                  2.2 Designation of Collateral Rights.

                  If Parent or any Guarantor Subsidiary should incur any New Second Lien Obligations, Parent shall, as promptly as possible after the closing of the relevant New Second Lien Credit Facility, deliver a certificate in the form of Exhibit B to the Second Lien Collateral Trustee, notifying it of such incurrence. Unless and until the Second Lien Collateral Trustee actually receives such certificate, it shall not be deemed to have knowledge of any such Second Lien Credit Obligations.

                                   SECTION 3

                         Actionable Default; Remedies.

                  3.1 Notice of Default; Written Instructions.

                  (a) Upon receipt of a Notice of Actionable Default, the Second Lien Collateral Trustee shall, within five days thereafter, notify the Public Trustee and the New Second Lien Claimholders that an Actionable Default exists.

                  (b) Upon receipt of any written directions pursuant to Section 3.6(a), the Second Lien Collateral Trustee shall, within five days thereafter, send a copy thereof to the Public Trustee and the New Second Lien Claimholders.

                  3.2 Remedies.

                  (a) If and only if the Second Lien Collateral Trustee shall have received a Notice of Actionable Default and such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions set forth in the definition of Actionable Default, and subject to the provisions of the Intercreditor Agreement, the Second Lien Collateral Trustee shall exercise the rights and remedies provided in this Agreement and in the Second Lien Collateral Documents.

                  (b) The Trustors hereby waive presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement, any Second Lien Collateral or any Second Lien Collateral Document.

                  (c) The Trustors hereby irrevocably constitute and appoint the Second Lien Collateral Trustee and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full power and authority in the name of Parent, the Guarantor Subsidiaries and the Additional Trustors, if any, as applicable, or in its own name, from time to time in the Second Lien Collateral Trustee's discretion, upon the occurrence and during the continuance of an Actionable Default, for the purpose of carrying out the terms of this Agreement and the Second Lien Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Second Lien Collateral Trustee the power and right on behalf of the Trustors, without notice to or assent by any Trustor, and subject to the provisions of the Intercreditor Agreement, to do the following:

                           (i) to ask for, demand, sue for, collect, receive, recover, compromise and give acquittance and receipts for any and all moneys due or to become due upon or by virtue hereof and thereof,

                           (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Second Lien Collateral Trustee in connection herewith and therewith,

                           (iii) to commence, file, institute, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect hereto and thereto or in connection herewith and therewith,

                           (iv) to sell, transfer, assign or otherwise deal in or with the Second Lien Collateral or any part thereof as fully and effectually as if the Second Lien Collateral Trustee were the absolute owner thereof, and

                           (v) to do, at its option and at the expense and for the account of the Trustors, at any time or from time to time, all acts and things that the Second Lien Collateral Trustee deems necessary to protect or preserve the Second Lien Collateral or the Trust Estate and to realize upon the Second Lien Collateral.

                  3.3 Right to Initiate Judicial Proceedings, etc.

                  If and only if the Second Lien Collateral Trustee shall have received a Notice of Actionable Default and such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of the definition of Actionable Default and if, and subject to the provisions of the Intercreditor Agreement:

                           (i) the Second Lien Collateral Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Second Lien Collateral Document, and

                           (ii) the Second Lien Collateral Trustee may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Second Lien Collateral and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction.

                  3.4 Appointment of a Receiver.

                  Subject to the provisions of the Intercreditor Agreement, if a receiver of the Trust Estate shall be appointed in judicial proceedings, the Second Lien Collateral Trustee may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Second Lien Collateral Trustee shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Agreement or any Second Lien Collateral Document.

                  3.5 Exercise of Powers.

                  Subject to the provisions of the Intercreditor Agreement, all of the powers, remedies and rights of the Second Lien Collateral Trustee as set forth in this Agreement may be exercised by the Second Lien Collateral Trustee in respect of any Second Lien Collateral Document as though set forth at length therein and all the powers, remedies and rights of the Second Lien Collateral Trustee and the Holders as set forth in any Second Lien Collateral Document may be exercised from time to time as herein and therein provided.

                  3.6 Control by Holders.

                  (a) Subject to Section 3.6(b), if an Actionable Default shall have occurred and be continuing and if the Second Lien Collateral Trustee shall have received a Notice of Actionable Default with respect thereto, and subject to the provisions of the Intercreditor Agreement, the Majority Holders shall have the right, by an instrument in writing executed and delivered to the Second Lien Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Second Lien Collateral Trustee, or of exercising any trust or power conferred on the Second Lien Collateral Trustee, or for the appointment of a receiver, or for the taking of any action authorized by Section 3.

                  (b) The Second Lien Collateral Trustee shall not follow any written directions received pursuant to Section 3.6(a) to the extent such written directions are known by the Second Lien Collateral Trustee to be in conflict with any provisions of law or the Intercreditor Agreement or if the Second Lien Collateral Trustee shall have received from independent counsel an unqualified opinion to the effect that following such written directions would result in a breach of a provision or covenant contained in the Indenture or impose individual liability on the Second Lien Collateral Trustee.

                  (c) Nothing in this Section 3.6 shall impair the right of the Second Lien Collateral Trustee in its discretion to take or omit to take any action deemed proper by the Second Lien Collateral Trustee and which action or omission is not inconsistent with the direction of the Holders entitled to direct the Second Lien Collateral Trustee pursuant to this Section 3.6; provided, however, that the Second Lien Collateral Trustee shall not be under any obligation to

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

take any action that is discretionary with the Second Lien Collateral Trustee under the provisions hereof or under any Second Lien Collateral Document.

                  3.7 Remedies Not Exclusive.

                  (a) No remedy conferred upon or reserved to the Second Lien Collateral Trustee herein or in any Second Lien Collateral Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Second Lien Collateral Document or now or hereafter existing at law or in equity or by statute.

                  (b) No delay or omission of the Second Lien Collateral Trustee to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Second Lien Collateral Document to the Second Lien Collateral Trustee may be exercised from time to time and as often as may be deemed expedient by the Second Lien Collateral Trustee.

                  (c) In case the Second Lien Collateral Trustee shall have proceeded to enforce any right, remedy or power under this Agreement or any Second Lien Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Second Lien Collateral Trustee, then and in every such case the Trustors, the Second Lien Collateral Trustee and the Holders shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Second Lien Collateral Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Second Lien Collateral Trustee shall continue as though no such proceeding had been taken.

                  (d) All rights of action and rights to assert claims upon or under this Agreement and the Second Lien Collateral Documents may be enforced by the Second Lien Collateral Trustee without the possession of any Second Lien Debt Instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Second Lien Collateral Trustee shall be brought in its name as Trustee and any recovery of judgment shall be held as part of the Trust Estate.

                  3.8 Waiver of Certain Rights.

                  The Trustors, to the extent they may lawfully do so, on behalf of themselves and all who may claim through or under them, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waive and release any, every and all rights to demand or to have any marshaling of the Trust Estate upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.

                  3.9 Limitation on Trustee's Duties in Respect of Collateral.

                  Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Trustors and the Holders for moneys received by it hereunder, the Second Lien Collateral Trustee shall not have any duty to the Trustors and the Holders as to any Second Lien Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Second Lien Collateral Trustee or any agent or nominee thereof maintains possession or control of any of the Second Lien Collateral, the Second Lien Collateral Trustee shall, and shall instruct such agent or nominee to, grant the Trustors access to such Second Lien Collateral that the Trustors require for the normal conduct of their business, consistent with their current practice so long as the Second Lien Collateral Trustee shall not have received a Notice of Actionable Default.

                  3.10 Limitation by Law.

                  All rights, remedies and powers provided by this Section 3 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this
Section 3 are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

                  3.11 Absolute Rights of Holders.

                  Notwithstanding any other provision of this Agreement (other than Section 3.2) or any provision of any Second Lien Collateral Document, but subject to the provisions of the Intercreditor Agreement, the right of each Holder, which is absolute and unconditional, to receive payments of the Second Lien Obligations held by such Holder on or after the due date thereof as therein expressed, to seek adequate protection in respect of its interest in this Agreement and the Second Lien Collateral, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in a Bankruptcy Proceeding, or the obligation of the Trustors, which is also absolute and unconditional, to pay the Second Lien Obligations to the Holders at the time and place expressed therein shall not be impaired or affected without the consent of such Holder.

                                   SECTION 4

                     Trust Account, Application Of Moneys.

                  4.1 The Trust Account.

                  On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Second Lien Collateral Trustee an account that shall be entitled the "Sanmina-SCI Corporation Second Lien Collateral Trust" (the "TRUST ACCOUNT"). The Trust Account shall be established and maintained by the Second Lien Collateral Trustee at its corporate trust offices. All moneys that are received by the Second Lien Collateral Trustee after the occurrence of an Actionable Default in respect of the Second Lien Collateral shall be deposited in the Trust Account and thereafter shall be held and applied by the Second Lien Collateral Trustee in accordance with the terms of this Agreement and the Intercreditor Agreement. To the extent necessary, appropriate or desirable, the Second Lien Collateral Trustee from time to time may establish sub-accounts as part of the Trust Account for the purpose of better identifying and maintaining proceeds of Second Lien Collateral, all of which sub-accounts shall be treated as and be deemed equivalent to, the Trust Account for all purposes hereof.

                  4.2 Control of Trust Account.

                  All right, title and interest in and to the Trust Account shall vest in the Second Lien Collateral Trustee, and funds on deposit in the Trust Account shall constitute part of the Trust Estate. The Trust Account shall be subject to the exclusive dominion and control of the Second Lien Collateral Trustee.

                  4.3 Investment of Funds Deposited in Trust Account.

                  The Second Lien Collateral Trustee shall invest and reinvest moneys on deposit in the Trust Account at any time in money market funds investing in:

                           (i) marketable obligations of the United States having a maturity of not more than one year from the date of acquisition;

                           (ii) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than one year from the date of acquisition;

                           (iii) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (i) and (ii) entered into with either (A) the Second Lien Collateral Trustee or (B) any nationally recognized investment banking firm; or

                           (iv) a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations described in clauses (i), (ii) and (iii), as selected by the Second Lien Collateral Trustee in its sole discretion.

All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Trust Account, as applicable, as part of the Trust Estate.

                  4.4 Application of Moneys in Trust Account.

                  Trust Account: Subject to Section 4.5 and the Intercreditor Agreement, all moneys held by the Second Lien Collateral Trustee in the Trust Account shall, to the extent available for distribution, be distributed (or deposited in a separate account for the benefit of the Public Trustee pursuant to Section 4.5) by the Second Lien Collateral Trustee as follows:

                           FIRST: To the Second Lien Collateral Trustee in an amount equal to the Second Lien Collateral Trustee's Fees that are unpaid as of the relevant Distribution Date and to any Holder that has theretofore advanced or paid any such Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Holder prior to such Distribution Date;

                           SECOND: (A) If an Indenture Full Release Event has not occurred to (i) the Public Trustee, for the benefit of the holders of Notes, in an amount equal to the aggregate unpaid principal amounts due under or in respect of and unpaid interest on Notes, whether or not due and payable, and (ii) the New Second Lien Claimholders, in an amount equal to the aggregate amounts outstanding in respect of such New Second Lien Obligations; or (B) if an Indenture Full Release Event has occurred, as set forth in clause (ii) above; and, in the case of either (A) or (B), if such moneys shall be insufficient to pay in full all such amounts, then to the payment thereof ratably (without priority of any one over any other) to each respective Holder in the same proportion that such unpaid Second Lien Obligations of such Holder bear to all unpaid Second Lien Obligations of all Holders on the relevant Distribution Date; and

                           THIRD: Any surplus then remaining shall be paid to the respective Trustor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                  4.5 Application of Moneys Distributable to Holders of Notes.

                  If at any time any moneys collected or received by the Second Lien Collateral Trustee pursuant to this Agreement or any Second Lien Collateral Document are distributable pursuant to Section 4.4 to the Public Trustee, and if the Public Trustee shall notify the Second Lien Collateral Trustee that no provision is made under the Indenture (i) for the application by the Public Trustee of such amounts so distributable (whether by virtue of the respective Notes issued under the Indenture not having become due and payable or otherwise) or (ii) for the receipt and the holding by the Public Trustee of such amounts pending the application thereof, then the Second Lien Collateral Trustee shall invest all such amounts applicable to Holders of Notes in obligations of the kinds referred to in Section 4.3, and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Public Trustee and for no other purpose until such time as the Public Trustee shall request the delivery thereof by the Second Lien Collateral Trustee to the Public Trustee for application by it pursuant to Indenture.

                                   SECTION 5

               Agreements With The Second Lien Collateral Trustee.

                  5.1 Delivery of Second Lien Debt Instruments.

                  Within 10 days after the date hereof, Parent will deliver to the Second Lien Collateral Trustee a true and complete copy of each of the Second Lien Debt Instruments then in effect. The Parent agrees that, promptly upon the execution thereof, Parent will deliver to the Second Lien Collateral Trustee a true and complete copy of (i) any and all amendments, modifications or supplements to any Second Lien Debt Instrument, and (ii) any Second Lien Debt Instruments, entered into subsequent to the date hereof. Unless and until the Second Lien Collateral Trustee actually receives such copies it shall not be deemed to have knowledge of them.

                  5.2 Information as to Holders.

                  The Parent agrees that it shall deliver to the Second Lien Collateral Trustee from time to time upon request of the Second Lien Collateral Trustee, a list setting forth, by each Second Lien Debt Instrument then in effect:

                           (i)      the aggregate amount outstanding thereunder,

                           (ii)     the interest rates then in effect
         thereunder;

                           (iii) to the extent known to Parent, the names of the holders of the Notes outstanding thereunder and the unpaid principal amount owing to each such holder of Notes; and

                           (iv) the names of the Second Lien Lenders with obligations outstanding thereunder and the unpaid aggregate amounts owing to each such Second Lien Lender.

                  The Parent will furnish to the Second Lien Collateral Trustee within 30 days after the date hereof, and periodically if notice addresses and/or addresses change, a list setting forth the name and address of each party to whom notices must be sent under the Second Lien Debt Instruments. At all times the Second Lien Collateral Trustee may assume without inquiry that the most recent list it has received remains current.

                  5.3 Compensation and Expenses.

                  The Trustors, jointly and severally, agree to pay to the Second Lien Collateral Trustee, from time to time upon demand:

                           (i) reasonable compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for their services hereunder and under the Second Lien Collateral Documents and for administering the Trust Estate; and

                           (ii) all of the fees, costs and expenses of the Second Lien Collateral Trustee (including, without limitation, the reasonable fees and disbursements of their counsel and such special counsel as the Second Lien Collateral Trustee elect to retain) (A) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, the Intercreditor Agreement and each Second Lien Collateral Document or the enforcement of any of the provisions hereof or thereof or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Second Lien Collateral pursuant to any Second Lien Collateral Document and the preservation, protection or defense of the Second Lien Collateral Trustee's rights under this Agreement and in and to the Second Lien Collateral and the Trust Estate.

                  The obligations of the Trustors under this Section 5.3 shall survive the termination of the other provisions of this Agreement.

                  5.4 Stamp and Other Similar Taxes.

                  The Trustors, jointly and severally, agree to indemnify and hold harmless the Second Lien Collateral Trustee and each Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, the Intercreditor Agreement, any Second Lien Collateral Document, the Trust Estate or any Second Lien Collateral. The obligations of the Trustors under this
Section 5.4 shall survive the termination of the other provisions of this Agreement.

                  5.5 Filing Fees, Excise Taxes, etc.

                  The Trustors, jointly and severally, agree to pay or to reimburse the Second Lien Collateral Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement, the Intercreditor Agreement and each Second Lien Collateral Document. The obligations of the Trustors under this Section 5.5 shall survive the termination of the other provisions of this Agreement.

                  5.6 Indemnification.

                  The Trustors, jointly and severally, agree to pay, indemnify, and hold the Second Lien Collateral Trustee and each of its agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Intercreditor Agreement and the Second Lien Collateral Documents (including, but not limited to, actions by the Second Lien Collateral Trustee to enforce its rights with respect to the Second Lien Collateral), unless arising from the gross negligence or willful misconduct (in either case, as determined by a final judgment of a court of competent jurisdiction) of the Second Lien Collateral Trustee or such of the agents as are seeking indemnification. The foregoing indemnities in this Section
5.6 shall
survive the resignation or removal of the Second Lien Collateral Trustee or the termination of this Agreement.

                  5.7 Further Assurances; Notation on Financial Statements.

                  (a) At any time and from time to time, upon the written request of the Second Lien Collateral Trustee, and, at the sole expense of the Trustors, the Trustors will promptly execute and deliver any and all such further instruments and documents and take such further action as the Second Lien Collateral Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement, the Intercreditor Agreement, the Second Lien Collateral Documents and the Indenture (including, without limitation, Section __ of the Indenture) and of the rights and powers herein and therein granted. To the extent required by law, the Trustors shall, in all of their financial statements, indicate by footnote or otherwise that the Second Lien Obligations is secured pursuant to this Agreement and the Second Lien Collateral Documents.

                  (b) Pursuant to the Indenture, from time to time, additional subsidiaries of Parent are required to become parties to the Second Lien Security Agreement. In connection with a subsidiary becoming party to the Second Lien Security Agreement, such subsidiary (an "ADDITIONAL TRUSTOR") shall execute a Supplement to Trust Agreement in the form of Exhibit A hereto and upon such execution shall become a Trustor hereunder with all applicable rights and responsibilities.

                                   SECTION 6

                       The Second Lien Collateral Trustee.

                  6.1 Acceptance of Trust.

                  The Second Lien Collateral Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Section 6.

                  6.2 Exculpatory Provisions.

                  (a) The Second Lien Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties' contained herein or in any Second Lien Collateral Document, all of which are made solely by the Trustors. The Second Lien Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Trustors thereto or as to the security afforded by any Second Lien Collateral Document or this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Second Lien Collateral Document or the Second Lien Obligations secured hereby and thereby, and the Second Lien Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Second Lien Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the Second Lien Collateral Trustee enters into possession of a part or all of the Trust Estate, the Second Lien Collateral Trustee shall preserve the part in its possession.

                  (b) The Second Lien Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Trustors of any of the covenants or agreements contained herein, in any Second Lien Collateral Document or in any Second Lien Debt Instrument. Whenever it is necessary, or in the opinion of the Second Lien Collateral Trustee advisable, for the Second Lien Collateral Trustee to ascertain the amount of Second Lien Obligations then held by a Holder, the Second Lien Collateral Trustee may rely on a certificate of such Holder or its representative as to such amount, and if any such Holder or representative shall not give such information to the Second Lien Collateral Trustee, such Holder shall not be entitled to receive distributions hereunder (in which case such distributions shall be held in trust for such Holder) until it has given such information to the Second Lien Collateral Trustee.

                  (c) The Second Lien Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by them in accordance with this Agreement, the Intercreditor Agreement or any Second Lien Collateral Document except for its own gross negligence or willful misconduct.

                  (d) Aside from filing continuation statements with respect to the uniform commercial code financing statements filed by the Trustors on or about the date hereof naming the Second Lien Collateral Trustee as secured party, the Second Lien Collateral Trustee shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby.

                  6.3 Delegation of Duties.

                  The Second Lien Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, which may include officers and employees of the Trustors. The Second Lien Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Second Lien Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

                  6.4 Reliance by Trustee.

                  (a) Whenever in the administration of the trusts of this Agreement the Second Lien Collateral Trustee shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Second Lien Collateral Trustee, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of any Trustor delivered to the Second Lien Collateral Trustee, and such certificate shall be full warranty to the Second Lien Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6.5.

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

                  (b) The Second Lien Collateral Trustee may consult with counsel, and any opinion of such counsel who is not employees of the Second Lien Collateral Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Second Lien Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

                  (c) The Second Lien Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Second Lien Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Second Lien Collateral Trustee and conforming to the requirements of this Agreement or any Second Lien Collateral Document. Without limitation to the foregoing, the Second Lien Collateral Trustee may rely as provided in this Section 6.4 on any certificate provided by Parent pursuant to Section 2.2 hereof, and may deem such information correct until such time as it receives any written modification of any such certificate from Parent in respect thereof.

                  (d) The Second Lien Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Second Lien Collateral Trustee by this Agreement at the request or direction of the Majority Holders pursuant to this Agreement, the Intercreditor Agreement or any Second Lien Collateral Document, unless the Second Lien Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Second Lien Collateral Trustee.

                  6.5 Limitations on Duties of Trustee.

                  (a) The Second Lien Collateral Trustee shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement, the Intercreditor Agreement or in any Second Lien Collateral Document, and no implied covenants or obligations shall be read into this Agreement, the Intercreditor Agreement or any Second Lien Collateral Document against the Second Lien Collateral Trustee and the Second Lien Collateral Trustee shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Holders pursuant to Section 3.6.

                  (b) Except as herein otherwise expressly provided, the Second Lien Collateral Trustee shall not be under any obligation to take any action that is discretionary with the Second Lien Collateral Trustee under the provisions hereof or under the Intercreditor Agreement or any Second Lien Collateral Document except upon the written request of the Holders pursuant to
Section 3.6. The Second Lien Collateral Trustee shall make available for inspection and copying by the Public Trustee and each holder of New Second Lien Obligations, each certificate or other paper furnished to the Second Lien Collateral Trustee by Parent under or in respect of this

Agreement, the Intercreditor Agreement, any Second Lien Collateral Document or any of the Trust Estate.

                  6.6 Moneys to be Held in Trust.

                  All moneys received by the Second Lien Collateral Trustee under or pursuant to any provision of this Agreement, the Intercreditor Agreement or any Second Lien Collateral Document shall be held in trust for the purposes for which they were paid or are held.

                  6.7 Resignation and Removal of the Second Lien Collateral Trustee.

                  (a) The Second Lien Collateral Trustee may at any time, by giving 30 days' prior written notice to Parent, the Public Trustee and the New Second Lien Claimholders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of: (i) 30 days from the date of such notice; and (ii) (the appointment of a successor trustee or trustees by Parent, the acceptance of such appointment by such successor trustee or trustees, and the approval of such successor trustee or trustees by the Majority Holders; provided, that, no resignation shall become effective unless and until a successor trustee has been appointed as provided herein. The Second Lien Collateral Trustee may be removed at any time and a successor trustee or trustees appointed by the affirmative vote of the Majority Holders; provided that the Second Lien Collateral Trustee shall be entitled to its fees and expenses to the date of removal. If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation the Second Lien Collateral Trustee shall, or the Public Trustee or any Holder may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees (which may be an individual or individuals) to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Majority Holders as above provided.

                  (b) If at any time the Second Lien Collateral Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time, a vacancy shall occur in the office of the Second Lien Collateral Trustee for any other cause, a successor trustee or trustees may be appointed by the Majority Holders, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and canceled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and Parent, and filed for record in each public office, if any, in which this Agreement is required to be filed.

                  (c) The appointment and designation referred to in Section 6.7(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Majority Holders, Parent or the successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from any Trustor be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by such Trustor.

                  (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Trustors. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Section 6 shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Trustors, wherever this Agreement is recorded, registered and filed.

                  6.8 Status of Successors to the Second Lien Collateral
Trustee.

                  Except as permitted by Section 6.7, every successor to the Second Lien Collateral Trustee appointed pursuant to Section 6.7 shall be a bank or trust in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the 48 contiguous States, and shall also have (together with its corporate affiliates) capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.

                  6.9 Merger of the Second Lien Collateral Trustee.

                  Any corporation into which the Second Lien Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Second Lien Collateral Trustee shall be a party, or any corporation to which the Second Lien Collateral Trustee shall transfer all or substantially all of its corporate trust business (including the administration of this trust) shall be Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                  6.10 Co-Trustee, Separate Trustee.

                  (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Second Lien Collateral shall be located, or the Second Lien Collateral Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Holders, or the Majority Holders shall in writing so request the Second Lien Collateral Trustee and the Trustors, or the Second Lien Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Second Lien Collateral Trustee and the Trustors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust Parent, or one or more persons approved by the Second Lien Collateral Trustee and the Trustors, either to act as co-trustee or co-trustees of all or any of the Second Lien Collateral, jointly with the Second Lien Collateral Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Trustors shall not have joined in the execution of such instruments and agreements within 30 days after the receipt of a written request from the Second Lien Collateral Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Second Lien Collateral Trustee may act under the foregoing provisions of this Section 6.10 without the concurrence of the Trustors, and the Trustors hereby appoint the Second Lien Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 6.10 in either of such contingencies.

                  (b) Every separate trustee and every co-trustee, other than any trustee that may be appointed as successor to the Second Lien Collateral Trustee, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

                           (i) all rights, powers, duties and obligations conferred upon the Second Lien Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Second Lien Collateral Trustee, or its successors as Trustee hereunder;

                           (ii) all rights, powers, duties and obligations conferred or imposed upon the Second Lien Collateral Trustee hereunder shall be conferred or imposed and exercised or performed by the Second Lien Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Second Lien Collateral Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

                           (iii) no power given hereby to, or that it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Second Lien Collateral Trustee, anything herein contained to the contrary notwithstanding;

                           (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                           (v) the Trustors and the Second Lien Collateral Trustee, at any time by an instrument in writing, executed by them, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Trustors and the Second Lien Collateral Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Trustors shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Second Lien Collateral Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Second Lien Collateral Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Trustors, the Trustors hereby appointing the Second Lien Collateral Trustee its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Second Lien Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trustee or co-trustee to be appointed by the Trustors and the Second Lien Collateral Trustee, or by the Second Lien Collateral Trustee alone, as provided in this Section 6.10.

                                   SECTION 7

                       Release of Second Lien Collateral.

                  7.1 Conditions to Release; Release Procedure.

                  (a) Subject to the terms of the Intercreditor Agreement and
Section 7.1(b), all of the Second Lien Collateral shall be released when the Second Lien Collateral Trustee shall have received written notice from:

                           (i) Parent that there are no obligations (other than inchoate indemnity obligations) outstanding in respect of any New Second Lien Obligations; and

                           (ii) The Public Trustee that an Indenture Full Release Event has occurred.

                  (b) All of the Second Lien Collateral shall not be released unless and until all Second Lien Collateral Trustees' Fees shall have been paid in full.

                  (c) From time to time during the term of this Agreement, one or more portions of Second Lien Collateral shall be released as soon as practicable after the date upon which the Second Lien Collateral Trustee shall have received written notice from (i) the Public Trustee or a First Lien Claimholder Representative advising the Second Lien Collateral Trustee that such Second Lien Collateral is being released from the security interest of the holders of all First Lien Obligations, as provided under the Intercreditor Agreement or (ii) the Public Trustee advising the Second Lien Collateral Trustee that such Second Lien Collateral is to be released as permitted under (A) to the extent an Indenture Full Release Event has not occurred, clauses (a)(3) through
(a)(11) of Section 1102 of the Indenture and (B) to the extent any New First Lien Obligations are outstanding, the provisions of any New First Lien Credit Documents evidencing New First Lien Obligations; provided, that, in either case such release is permitted by any New Second Lien Credit Facilities.

                  (d) Upon the release of the Second Lien Collateral, or any portion thereof, all right, title and interest of the Second Lien Collateral Trustee in, to and under the Trust Estate in respect of the Second Lien Collateral or portion thereof so released, and the Second Lien Collateral Documents in respect of such Second Lien Collateral, shall terminate and shall revert to the respective Trustors, their successors and assigns, and the estate, right, title and interest of the Second Lien Collateral Trustee therein shall thereupon cease, determine and become void; and in such case, upon the written request of the respective Trustors, their successors or assigns, and at the cost and expense of the Trustors, their successors or assigns, the Second Lien Collateral Trustee shall execute in respect of the Second Lien Collateral so released, a satisfaction of the Second Lien Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Second Lien Collateral Documents and the security interests and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Trustors, in respect of the Second Lien Collateral so released, all property, including all moneys, instruments and securities, of the Trustors then held by the Second Lien Collateral Trustee. The cancellation and satisfaction of the Second Lien Collateral Documents shall be without prejudice to the rights of the Second Lien Collateral Trustee or any successor trustee to charge and be reimbursed for any expenditures that it may thereafter incur in connection therewith.

                                   SECTION 8

                                 Miscellaneous.

                  8.1 Amendments, Supplements and Waivers.

                  (a) Subject to the terms of the Intercreditor Agreement, with the written consent of the Public Trustee and a majority in interest of the holders of New Second Lien Obligations outstanding at such time, the Second Lien Collateral Trustee and the Trustors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any Second Lien Collateral Document or changing in any manner the rights of the Second Lien Collateral Trustee, the Holders or the Trustors hereunder or thereunder; provided, however, that no such supplemental agreement shall, (i) without the written consent of the Public Trustee and each of the holders of New Second Lien Obligations outstanding at such time, (A) amend, modify or waive any provision of Section 4.4 or this
Section 8.1, (B) reduce the percentage specified in the definition of Majority Holders, or (C) amend or modify the definition of the term "Second Lien Obligations";

                           (ii) without the written consent of the Public Trustee, amend, modify or waive any provision of Section 4.5;

                           (iii) without the written consent of the Second Lien Collateral Trustee, amend, modify or waive any provision of
         Section 6 or alter the duties or obligations of the Second Lien Collateral Trustee hereunder; or

                           (iv) without the written consent of the Second Lien Collateral Trustee, amend or modify the definition of "Majority Holders" set forth in Section 1 of this Agreement.

         Any such supplemental agreement shall be binding upon the Trustors, the Holders and the Second Lien Collateral Trustee and their respective successors. The Second Lien Collateral Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate of a Responsible Officer to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Indenture or in any New Second Lien Credit Facility or the Intercreditor Agreement.

                  (b) Without the consent of any Holders, the Second Lien Collateral Trustee and the Trustors, at any time and from time to time, may enter into additional pledge or Second Lien Collateral Documents or one or more agreements supplemental hereto or to any Second Lien Collateral Document, in form satisfactory to the Second Lien Collateral Trustee,

                           (i) to add to the covenants of the Trustors, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Trustors;

                           (ii) to mortgage, pledge or grant a security interest in any property or assets that are required to be mortgaged or pledged, or in which a security interest is required to be granted, to the Second Lien Collateral Trustee pursuant to any Second Lien Debt Instrument or any Second Lien Collateral Document or any Indenture; and

                           (iii) to cure any ambiguity or omission, to correct or to supplement any provision herein or in any Second Lien Collateral Document that may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising hereunder or under any Second Lien Collateral Document that shall not be inconsistent with any provision hereof or of any Second Lien Collateral Document.

                           (iv) Parent agrees that each additional pledge or Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Claimholder Representative):

                  "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 23, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among LaSalle Business Credit, Inc., as First Lien Collateral Agent, State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee, Sanmina-SCI Corporation and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor

                  Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

                  8.2 Notices.

                  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail or hand delivery:

                  (a) If to any Trustor, to it at the address of Parent at:
2700 North First Street, San Jose, California 95134, or at such other address as shall be designated by it in a written notice to the Second Lien Collateral Trustee.

                  (b) If to the Second Lien Collateral Trustee, to it at its address at: 633 West 5th Street, 12th Floor, Los Angeles, CA 90071,
Attention: Corporate Trust Administration (Sanmina-SCI Corporation Second Lien Collateral Trust Agreement) or at such other address as shall be designated by it in a written notice to Parent.

                  (c) If to the Public Trustee, to it at its address at 633 West 5th Street, 12th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Administration (Sanmina-SCI Corporation 2002 Indenture), or at such other address as shall be designated by it in writing to the Second Lien Collateral Trustee.

                  (d) If to any Second Lien Lender, to it at its address as designated in the New Second Lien Credit Facility to which it is a party, or at such other address as shall be designated by it in writing to the Second Lien Collateral Trustee.

                  (e) Any notice given to any Holder shall also be given to the Public Trustee and to each Second Lien Lender.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five Business Days after being deposited in the mail, postage prepaid, or when telecopied, receipt acknowledged; provided, however, that any notice, request, demand or other communication to the Second Lien Collateral Trustee shall not be effective until received.

                  8.3 Headings.

                  Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  8.4 Severability.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.5 Treatment of Payee or Indorsee by Trustee.

                  (a) The Second Lien Collateral Trustee may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture that is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

                  (b) Any person, firm, corporation or other entity that shall be designated as the duly authorized representative of one or more Holders of Second Lien Obligations to act as such in connection with any matters pertaining to this Agreement or any Second Lien Collateral Document or the Second Lien Collateral shall present to the Second Lien Collateral Trustee such documents, including, without limitation, opinions of counsel, as the Second Lien Collateral Trustee may reasonably require, in order to demonstrate to the Second Lien Collateral Trustee the authority of such person, firm, corporation or other entity to act as the representative of such Holders.

                  8.6 Dealings with the Trustors.

                  (a) Upon any application or demand by any Trustor to the Second Lien Collateral Trustee to take or permit any action under any of the provisions of this Agreement, such Trustor shall furnish to the Second Lien Collateral Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer filed with the Second Lien Collateral Trustee.

                  8.7 Claims Against the Second Lien Collateral Trustee.

                  Any claims or causes of action that the holders of any Second Lien Obligations, the Public Trustee or any Trustor shall have against the Second Lien Collateral Trustee shall survive the termination of this Agreement and the release of the Second Lien Collateral hereunder.

                  8.8 Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, the Holders, and their respective successors and assigns, and nothing herein or in any Second Lien Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, any Second Lien Collateral Document, the Second Lien Collateral or the Trust Estate.

                  8.9 Termination.

                  This Agreement shall terminate on the later of (a) the date upon which the obligations under the Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (b) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

                  8.10 Governing Law.

                  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and any action alleging any breach by the Second Lien Collateral Trustee of its duties hereunder, whether by act or omission or anticipatory, shall be prosecuted only in the courts of the State of New York.

                  8.11 Counterparts.

                  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           SECOND LIEN COLLATERAL TRUSTEE

                           STATE STREET BANK AND TRUST
                           COMPANY OF CALIFORNIA, N.A.,

                           By: /s/ Scott C. Emmons
                              ____________________________
                              Name: Scott C. Emmons
                              Title: Vice President

                           THE COMPANY

                           SANMINA-SCI CORPORATION

                           By: /s/ Rick R. Ackel
                              ____________________________
                              Name: Rick R. Ackel
                              Title: Executive Vice President and Chief
                              Financial Officer

                           By: /s/ Walter Boileau
                              ____________________________
                              Name: Walter Boileau
                              Title: Treasurer

                           GUARANTORS

                           COMPATIBLE MEMORY, INC.

                           ESSEX ACQUISITION SUBSIDIARY, INC.

                           HADCO CORPORATION

                           HADCO SANTA CLARA, INC.

                           INTERAGENCY, INC.

                           INTERWORKS COMPUTER PRODUCTS

                           MANU-TRONICS, INC.

                           MOOSE ACQUISITION SUBSIDIARY, INC.

                           SANMINA CANADA HOLDINGS, INC.

                           SANMINA ENCLOSURE SYSTEMS USA INC.

                           SANMINA-SCI SYSTEMS (ALABAMA) INC.

                           SANMINA-SCI SYSTEMS ENCLOSURES, LLC

                           SCI ENCLOSURES (DENTON), INC.

                           SCI HOLDINGS, INC.

                           SCI SYSTEMS, INC.

                           SCI TECHNOLOGY, INC.

                           SCIMEX, INC.

                           VIKING COMPONENTS INCORPORATED

                           All by: /s/ Rick R. Ackel
                                  ______________________________________________
                                  Name: Rick R. Ackel
                                  Title: Chief Financial Officer

                           GUARANTORS

                           SCI PLANT NO. 2, L.L.C.

                           SCI PLANT NO. 3, L.L.C.

                           SCI PLANT NO. 4, L.L.C.

                           SCI PLANT NO. 5, L.L.C.

                           SCI PLANT NO. 27, L.L.C.

                           SCI PLANT NO. 30, L.L.C.

                           All by:

                           SANMINA-SCI SYSTEMS (ALABAMA) INC.,
                           their Sole Member

                           /s/ Rick R. Ackel
                           ____________________________
                           Name: Rick R. Ackel
                           Title: Chief Financial Officer

                                       GUARANTORS

                                       SCI PLANT NO. 12, L.L.C.

                                       SCI PLANT NO. 22, L.L.C.

                                       All by:

                                       SCI TECHNOLOGY, INC.,
                                       their Sole Member

                                       /s/ Rick R. Ackel
                                       _________________________________________
                                       Name:  Rick R. Ackel
                                       Title: Chief Financial Officer

                                       GUARANTORS

                                       SANMINA GENERAL, L.L.C.

                                       SANMINA LIMITED, L.L.C.

                                       SANMINA-SCI, LLC

                                       All by:

                                       SANMINA-SCI CORPORATION,
                                       their Sole Member

                                       /s/ Rick R. Ackel
                                       _________________________________________
                                       Name:  Rick R. Ackel
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       GUARANTORS

                                       SANMINA TEXAS, L.P.

                                       By:  SANMINA GENERAL, L.L.C.,
                                            its General Partner

                                            By:  SANMINA-SCI CORPORATION,
                                                 its Sole Member

                                            /s/ Rick R. Ackel
                                            ____________________________________
                                            Name:  Rick R. Ackel
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                                    EXHIBIT A TO THE SECOND LIEN
                                                      COLLATERAL TRUST AGREEMENT

                      FORM OF SUPPLEMENT TO TRUST AGREEMENT

                                                                          [Date]

State Street Bank and Trust Company
of California, N.A.,
as the Second Lien Collateral Trustee
for the Second Lien Obligations
in the Second Lien Collateral Trust Agreement referred to below

Attn: ___________________

                          [Name of Additional Trustor]

Ladies and Gentlemen:

                  Reference is made to the Second Lien Collateral Trust Agreement dated as of December___, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "SECOND LIEN COLLATERAL TRUST AGREEMENT"), among Sanmina-SCI Corporation, a Delaware corporation, (the "COMPANY"), the Guarantor Subsidiaries listed on the signature pages thereto (the "GUARANTOR SUBSIDIARIES") and State Street Bank and Trust Company of California, N.A., as Second Lien Collateral Trustee ("SECOND LIEN COLLATERAL TRUSTEE") Terms defined in the Second Lien Collateral Trust Agreement and not otherwise defined herein are as defined in the Second Lien Collateral Trust Agreement.

                  Pursuant to Section 5.7 of the Second Lien Collateral Trust Agreement, the undersigned hereby agrees, as of the date first above written, to be bound as a Trustor by all of the terms and provisions of the Second Lien Collateral Trust Agreement to the same extent as each of the other Trustors. The undersigned further agrees, as of the date first above written, that each reference in the Second Lien Collateral Trust Agreement to a "Trustor" shall also mean and be a reference to the undersigned.

                  This Supplement to Second Lien Collateral Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                    Very truly yours,

                                                    [NAME OF ADDITIONAL TRUSTOR]

                                                    By:_________________________
Title:

                                             EXHIBIT B TO SECOND LIEN COLLATERAL
                                             TRUST AGREEMENT FORM OF DESIGNATION

                                                                          [Date]

State Street Bank and Trust
Company of California, N.A.
as Second Lien Collateral Trustee pursuant to the Second Lien Collateral Trust Agreement dated as of December ___, 2002

                         Designation of Debt Obligations
                           Pursuant to Section 2.2 of
                   the Second Lien Collateral Trust Agreement

         We refer to the Second Lien Collateral Trust Agreement dated as of December 23, 2002 among you, the Guarantor Subsidiaries party thereto and us (the "Agreement"). To the extent not otherwise defined herein, capitalized terms shall have the meanings used in the Agreement.

         Under Section 2.2 of the Agreement, we are required to deliver to you a Certificate of Designation of such additional debt is to be treated as sharing a security interest in the Second Lien Collateral on a pari passu basis with all other Second Lien Claimholders, if any. We hereby notify you that we have entered into an [description of agreement/arrangement evidencing additional debt] dated as of [____________] (the "Additional Debt"), a copy of which is attached in compliance with Section 5.1 of the Agreement.

         We hereby notify you that the Additional Debt, in the principal amount of [$_________________], shall be treated as Second Lien Obligations for the purposes of the Agreement.

                                                     ---------------------------
                                                       SANMINA-SCI CORPORATION